Exhibit 10.1

FIRST AMENDMENT TO THE

INVESTMENT ADVISORY AGREEMENT

This FIRST AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT (this “Amendment”), effective as of November 10, 2017, is entered into by and between PARKVIEW CAPITAL CREDIT, INC., a Maryland corporation (the “Company”), and PARKVIEW ADVISORS, LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, the Company and the Adviser are parties to that certain Investment Advisory Agreement, dated March 11, 2015 (the “Agreement”);

WHEREAS, the Agreement was re-approved by the Company’s board of directors (the “Board”) at an in-person meeting of the Board held on August 9, 2017 pursuant to the process set forth in Section 15(c) of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, in connection with the re-approval of the Agreement, the Board and the Adviser determined to revise the calculation of management fees payable by the Company to the Adviser so that the rates at which management fees are charged decrease as the Company’s assets under management increase.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 3(a).

Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) The Management Fee shall be calculated at an annual rate of 2.00% of the Company’s gross assets if the Company’s gross assets are less than $250,000,000; 1.75% of the Company’s gross assets if the Company’s gross assets are equal to or greater than $250,000,000 but less than $750,000,000; and, 1.50% of the Company’s gross assets if the Company’s gross assets are equal to or greater than $750,000,000. For services rendered under this Agreement, the Management Fee will be payable monthly in arrears. The Management Fee will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed months, and appropriately adjusted for any share issuances or repurchases during the current month. Management Fees for any partial month will be appropriately prorated.

2.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date above written.

PARKVIEW CAPITAL CREDIT, INC.

By:	/s/ Keith W. Smith
Name:	Keith W. Smith
Title:	President and Chief Executive Officer

PARKVIEW ADVISORS, LLC

By:	/s/ Keith W. Smith
Name:	Keith W. Smith
Title:	Managing Member

Signature Page to First Amendment to the Investment Advisory Agreement